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                                                                       Exhibit 9


                                  BROWN & WOOD

                             ONE WORLD TRADE CENTER
                             NEW YORK, N.Y. 10048
                            TELEPHONE: 212-839-5300
                            TELECOPIER.212-839-5599



                                                           December 15, 1988


Merrill Lynch Global Allocation Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Gentlemen:

     We have acted as counsel for Merrill Lynch Global Allocation Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), in connection with the organization of the Fund, its registration as an open-end investment company under the Investment Company Act of 1940 and the registration of an indefinite number of its Class A and Class B shares of common stock, par value $.10 per share (the "Shares"), under the Securities Act of 1933 to be effected pursuant to a registration statement on Form N-1A (File No. 33-22462), as amended (the "Registration Statement").

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and nonassessable shares of common stock of the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.



                                    Very truly yours,



                                    /s/ Brown & Wood